BMC Stock Holdings, Inc. Announces 2016 Second Quarter Results

Atlanta, GA - August 8, 2016 - BMC Stock Holdings, Inc. (Nasdaq: BMCH) (“BMC” or the “Company”), a diversified lumber and building materials distributor and solutions provider that sells primarily to new construction and remodeling contractors, today reported its financial results for the second quarter ended June 30, 2016.

Second Quarter 2016 Financial Highlights and Merger Integration Update
On December 1, 2015, Stock Building Supply Holdings, Inc. (“SBS”) completed its merger transaction (the “Merger”) with Building Material Holdings Corporation (“Legacy BMC”). As a result of the Merger, current year results reported pursuant to U.S. generally accepted accounting principles (“GAAP”) are not comparable to prior year periods. For a more detailed explanation, see the “Second Quarter 2016 Financial Results - Basis of Presentation” section of this press release.

During the second quarter of 2016, the Company generated solid operating result improvements and continued to make substantial progress on its integration plan.

•
Net sales increased 123.2% to $797.5 million, compared to net sales of $357.3 million in the second quarter of 2015, and net sales increased 12.8% to $797.5 million, compared to Adjusted net sales (non-GAAP) of $707.4 million in the second quarter of 2015

•
Net income increased to $18.0 million, or $0.27 per diluted share, including Merger and integration costs of $3.6 million, compared to net income of $2.1 million, or $0.05 per diluted share, in the second quarter of 2015

•	Adjusted net income (non-GAAP) increased to $21.6 million, or $0.32 per diluted share, compared to Adjusted net income of $12.2 million, or $0.19 per diluted share, in the second quarter of 2015

•	Adjusted EBITDA (non-GAAP) increased $22.4 million to $57.5 million, compared to $35.1 million in the second quarter of 2015

•	Net cash provided by operating activities increased $17.2 million to $25.8 million, compared to net cash provided by operating activities of $8.6 million in the second quarter of 2015

•
Since closing the Merger, the Company has implemented cost synergy initiatives totaling approximately $23 million in future annual run rate savings, and remains on track to achieve annual run rate synergies of $40 to $50 million by the end of 2017

Commenting on second quarter 2016 results, Peter Alexander, President and Chief Executive Officer of BMC, stated, “During the quarter, the macro elements supporting further expansion in residential construction activity, including consumer confidence, low interest rates and employment and wage growth, remained favorable. With this background, our operating teams continued to capitalize on profitable growth opportunities and delivered healthy financial improvements. Net sales increased 123.2% compared to net sales in the second quarter of 2015 and grew 12.8% when compared to Adjusted net sales in the second quarter of 2015, driven by structural component growth of 15.3%, and millwork, doors and windows growth of 17.0%. In addition, our innovative Ready-Frame® offering continued to gain traction with sales up nearly 32%, compared to the second quarter of 2015. Most importantly, through focused execution on our strategic objectives, net income as a percentage of net sales increased to 2.3% and Adjusted EBITDA margin improved by 220 basis points, to 7.2%, compared to the second quarter of 2015. Furthermore, integration activities are progressing with positive momentum and we remain confident in our ability to deliver $40 - $50 million of annualized run-rate cost savings by the end of 2017.”

Jim Major, Executive Vice President and Chief Financial Officer of BMC, commented, “Our second quarter 2016 results continued to build upon our strong earnings growth momentum as Merger-related cost synergies and other productivity initiatives resulted in gross margins of 24.0% while selling, general and administrative expenses declined to 17.5% of net sales. The combination of improving cash flow from operations and $13.6 million in net proceeds from our May 2016 equity offering allowed us to reduce long-term debt to $376.6 million as of June 30, 2016, and positions us to seek additional investments that further the execution of our strategic objectives and improve operating results.”

Second Quarter 2016 Financial Results - Basis of Presentation
The Merger was accounted for as a “reverse acquisition” under the acquisition method of accounting, with SBS treated as the legal acquirer and Legacy BMC treated as the acquirer for accounting purposes. As such, the Company has accounted for the Merger by using the Legacy BMC historical information and accounting policies and adding the assets and liabilities of SBS as of the completion date of the Merger at their estimated fair values. As a result, current year results reported pursuant to U.S. GAAP are not comparable to prior year periods.

For informational purposes only, the Company has furnished certain Adjusted financial information for the three months and six months ended June 30, 2016, the three months and six months ended June 30, 2015 and the period ended December 31, 2015 (non-GAAP Adjusted net debt). The prior year Adjusted financial information combines the historical results of Legacy BMC and SBS for the three months and six months ended June 30, 2015. The Adjusted financial information has not been prepared in accordance with GAAP, and is based upon information and assumptions deemed appropriate by the Company’s management. This Adjusted financial information is not necessarily indicative of what the Company’s results actually would have been had the Merger been completed as of January 1, 2015. In addition, this Adjusted financial information is not indicative of future results or current financial conditions and does not reflect any anticipated synergies, operating efficiencies, cost savings or integration costs that have resulted or may result in the future from the Merger. All Adjusted financial information should be read in conjunction with separate historical financial statements and accompanying notes filed with the Securities and Exchange Commission (“SEC”). A reconciliation of Adjusted financial measures to GAAP financial measures is provided in the “Reconciliation of GAAP to Non-GAAP Measures” section of the press release.

Second Quarter 2016 Financial Results Compared to Prior Year Period
Net sales in the second quarter of 2016 increased 123.2% to $797.5 million, compared to the second quarter of 2015, primarily as a result of the Merger and the acquisitions of VNS Corporation (“VNS”) and Robert Bowden, Inc. (“RBI”). Net sales in the second quarter of 2016 increased 12.8% to $797.5 million, compared to Adjusted net sales in the second quarter of 2015. The Company estimates net sales, as compared to Adjusted net sales in the second quarter of 2015, increased 5.4% as a result of acquisitions completed in 2015 (excluding the Merger), 6.8% from other volume growth and 0.6% as a result of lumber and sheet goods commodity price inflation.

Gross profit in the second quarter of 2016 increased 128.7% to $191.7 million, compared to the second quarter of 2015, primarily driven by the Merger and the acquisitions of VNS and RBI.

Second quarter 2016 selling, general and administrative expenses increased 107.2% to $139.9 million, compared to the second quarter of 2015, primarily as a result of the Merger and the acquisitions of VNS and RBI.

Depreciation expense in the second quarter of 2016, including the portion reported within cost of sales, increased to $11.8 million, compared to $4.5 million in the second quarter of 2015. The increase was primarily driven by fixed assets acquired through the Merger and the acquisitions of VNS and RBI, as well as replacements and additions of delivery fleet, material handling equipment and operating equipment.

Amortization expense in the second quarter of 2016 was $5.3 million, compared to $0.3 million in the second quarter of 2015. The increase in amortization expense for the three months ended June 30, 2016 related to intangible assets acquired through the Merger and the acquisitions of VNS and RBI.

Interest expense in the second quarter of 2016 was $8.1 million, including $0.9 million of non-cash amortized debt issuance costs, compared to $6.7 million in the second quarter of 2015. This increase was primarily the result of borrowings assumed in the Merger.

For the second quarter of 2016, the Company reported operating income of $33.6 million, compared to operating income of $9.7 million in the second quarter of 2015, and net income of $18.0 million, or $0.27 per diluted share, compared to net income of $2.1 million, or $0.05 per diluted share, in the second quarter of 2015. Second quarter 2016 results included approximately $3.6 million in Merger and integration costs.

Adjusted net income in the second quarter of 2016 was $21.6 million, or $0.32 per diluted share, compared to Adjusted net income of $12.2 million, or $0.19 per diluted share, in the second quarter of 2015. Adjusted EBITDA in the second quarter of 2016 was $57.5 million, compared to $35.1 million in the second quarter of 2015.

A reconciliation of non-GAAP financial measures to comparable GAAP financial measures is provided in the “Reconciliation of GAAP to Non-GAAP Measures” section of this press release.

Liquidity and Capital Resources
Total liquidity as of June 30, 2016 was approximately $193.9 million, which includes cash and cash equivalents of $6.0 million and $187.9 million of borrowing availability under our asset-backed revolver. Capital expenditures during the second quarter of 2016 totaled $14.0 million, primarily to fund purchases of vehicles and equipment to support increased sales volume and replace aged assets, and facility and technology investments to support our operations.  In addition, the Company acquired approximately $0.5 million of assets, consisting primarily of material handling equipment, under capital lease arrangements.

Outlook
“We are pleased with the execution on our integration plan and the meaningful operating result improvements made during the first half of 2016,” stated Mr. Alexander. “We expect that prevailing macroeconomic trends will continue to support steady growth in the U.S. housing market. Given this backdrop and our solid balance sheet, BMC is well positioned to expand shareholder value and profitability by leveraging existing differentiated service capabilities and strategically investing in additional solutions that deliver productivity improvements for our employees and customers alike.”

Conference Call Information
BMC will host a conference call on Monday, August 8, 2016 at 10:00 a.m. Eastern Time and will simultaneously broadcast it live over the Internet. The conference call can be accessed by dialing 877-407-0784 (domestic) or 201-689-8560 (international). A telephonic replay will be available approximately three hours after the call and can be accessed by dialing 877-870-5176, or for international callers, 858-384-5517. The passcode for the live call and the replay is 13640988. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on August 15, 2016. The live webcast of the conference call can be accessed on the Company’s investor relations website at ir.buildwithbmc.com and will be available for approximately 90 days.

Non-GAAP Financial Measures
This press release presents Adjusted net sales, Adjusted EBITDA, Adjusted net income and Adjusted net debt, which are non-GAAP financial measures within the meaning of applicable SEC rules and regulations. For a reconciliation of Adjusted net sales, Adjusted EBITDA, Adjusted net income and Adjusted net debt to the most comparable GAAP measure and a discussion of the reasons why the Company believes that these non-GAAP financial measures provide information that is useful to investors, see the tables included in this document under “Reconciliation of GAAP to Non-GAAP Measures.”

About BMC Stock Holdings, Inc.
Headquartered in Atlanta, Georgia, BMC is one of the nation's leading providers of diversified building products and services to professional builders and contractors in the residential housing market. The Company's comprehensive portfolio of products and services spans building materials, including millwork and structural component manufacturing capabilities, consultative showrooms and design centers, value-added installation management services and an innovative eBusiness platform capable of supporting all of the Company's customers' needs. BMC serves 42 metropolitan areas across 17 states, principally in the fast-growing South and West regions.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this document may include, without limitation, statements regarding sales growth, price changes, earnings performance, strategic direction and the demand for our products. Forward-looking statements are typically identified by words or phrases such as "may," "might," "predict," "future," "seek to," "assume," "goal," "objective," "continue," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "guidance," "possible," "predict," "propose," "potential" and "forecast," or the negative of such terms and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, many of which are outside BMC’s control. BMC cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement; therefore, investors and shareholders should not place undue reliance on such statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the recently completed Merger of SBS with Legacy BMC, including future financial and operating results, plans, objectives, expectations and intentions, and other statements that are not historical facts. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: the risk that the SBS and Legacy BMC businesses will not be integrated successfully or that such integration will take longer, be more difficult, time-consuming or costly to accomplish than expected; the risk that the cost savings and any other synergies from the Merger may not be fully realized or may take longer to realize than expected; disruption from the Merger may make it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on Merger-related issues; general worldwide economic conditions and related uncertainties; changes in the markets for BMC's business segments; unanticipated downturns in business relationships with customers; competitive pressures on the Company's sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions; the effect of changes in governmental regulations; and other factors discussed or referred to in the "Risk Factors" section of BMC's most recent Annual Report on Form 10-K filed with the SEC on March 15, 2016, and our subsequent quarterly Form 10-Q filings with the SEC. All such factors are difficult to predict and are beyond BMC's control. All forward-looking statements attributable to BMC or persons acting on BMC's behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and BMC undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact
BMC Stock Holdings, Inc.
Carey Phelps
(919) 431-1160

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2016	2015	2016	2015
Net sales
Building products	$601,692	$256,404	$1,155,071	$470,278
Construction services	195,855	100,883	369,894	179,835
	797,547	357,287	1,524,965	650,113
Cost of sales
Building products	443,366	191,618	863,897	352,431
Construction services	162,526	81,851	302,796	147,167
	605,892	273,469	1,166,693	499,598
Gross profit	191,655	83,818	358,272	150,515

Selling, general and administrative expenses	139,897	67,503	281,678	130,364
Depreciation expense	9,290	3,262	18,082	6,706
Amortization expense	5,288	264	10,533	264
Impairment of assets	—	—	11,883	—
Merger and integration costs	3,597	3,042	6,433	3,042
	158,072	74,071	328,609	140,376
Income from operations	33,583	9,747	29,663	10,139
Other income (expense)
Interest expense	(8,121)	(6,730)	(16,352)	(13,460)
Other income, net	1,411	347	2,866	1,016
Income (loss) before income taxes	26,873	3,364	16,177	(2,305)
Income tax expense (benefit)	8,891	1,239	4,951	(869)
Net income (loss)	$17,982	$2,125	$11,226	$(1,436)

Weighted average common shares outstanding
Basic	65,839	39,076	65,589	39,024
Diluted	66,417	39,306	66,137	39,024

Net income (loss) per common share
Basic	$0.27	$0.05	$0.17	$(0.04)
Diluted	$0.27	$0.05	$0.17	$(0.04)

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands, except per share amounts)	June 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$6,004	$1,089
Accounts receivable, net of allowances	343,364	303,176
Inventories, net	267,371	243,960
Costs in excess of billings on uncompleted contracts	23,590	22,528
Income taxes receivable	5,771	11,390
Prepaid expenses and other current assets	37,274	31,817
Total current assets	683,374	613,960
Property and equipment, net of accumulated depreciation	280,759	295,978
Customer relationship intangible assets, net of accumulated amortization	170,619	177,036
Other intangible assets, net of accumulated amortization	6,784	10,900
Goodwill	254,956	254,664
Other long-term assets	18,053	18,601
Total assets	$1,414,545	$1,371,139
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$175,450	$135,632
Accrued expenses and other liabilities	85,865	91,888
Billings in excess of costs on uncompleted contracts	24,363	15,888
Interest payable	6,915	6,882
Current portion:
Long-term debt and capital lease obligations	9,076	10,129
Insurance deductible reserves	16,091	17,888
Total current liabilities	317,760	278,307
Insurance deductible reserves	39,457	37,334
Long-term debt	376,631	400,216
Long-term portion of capital lease obligations	15,374	16,495
Deferred income taxes	1,046	3,021
Other long-term liabilities	5,797	6,834
Total liabilities	756,065	742,207
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value, 50.0 million shares authorized, no shares issued and outstanding at June 30, 2016 and December 31, 2015	—	—
Common stock, $0.01 par value, 300.0 million shares authorized, 66.5 million and 65.4 million shares issued, and 66.4 million and 65.3 million outstanding at June 30, 2016 and December 31, 2015, respectively	665	654
Additional paid-in capital	645,423	626,402
Retained earnings	13,528	2,302
Treasury stock, at cost, 0.1 million and less than 0.1 million shares at June 30, 2016 and December 31, 2015, respectively	(1,136)	(426)
Total stockholders' equity	658,480	628,932
Total liabilities and stockholders' equity	$1,414,545	$1,371,139

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
(in thousands)	2016	2015
Cash flows from operating activities
Net income (loss)	$11,226	$(1,436)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	23,288	9,114
Amortization of intangible assets	10,533	264
Amortization of debt issuance costs	1,846	1,158
Amortization of original issue discount	123	121
Amortization of inventory step-up charges	2,884	—
Deferred income taxes	(1,975)	—
Non-cash stock compensation expense	3,693	1,721
Impairment of assets	11,883	—
Gain on sale of property, equipment and real estate	(372)	(659)
Gain on insurance proceeds	(1,003)	—
Change in assets and liabilities
Accounts receivable, net of allowances	(40,188)	(17,078)
Inventories, net	(26,295)	(8,193)
Accounts payable	40,579	6,764
Other assets and liabilities	3,166	(404)
Net cash provided by (used in) operating activities	39,388	(8,628)
Cash flows from investing activities
Purchases of property, equipment and real estate	(19,522)	(12,994)
Insurance proceeds	1,151	—
Proceeds from sale of property, equipment and real estate	964	1,234
Purchases of businesses, net of cash acquired	—	(46,958)
Change in restricted assets	—	21,013
Other investing activities	—	111
Net cash used in investing activities	(17,407)	(37,594)
Cash flows from financing activities
Proceeds from revolving line of credit	790,535	10,000
Repayments of proceeds from revolving line of credit	(813,791)	(10,000)
Borrowings under other notes	—	2,491
Principal payments on other notes	(2,501)	(3,058)
Proceeds from issuance of common stock, net of offering costs	13,614	—
Payments on capital lease obligations	(4,268)	(2,097)
Other financing activities	(655)	(1,030)
Net cash used in financing activities	(17,066)	(3,694)
Net increase (decrease) in cash and cash equivalents	4,915	(49,916)
Cash and cash equivalents
Beginning of period	1,089	63,262
End of period	$6,004	$13,346

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Net Sales by Product Category
(unaudited)

	Three Months Ended June 30, 2016		Three Months Ended June 30, 2015
(in thousands)	Net Sales	% of Sales	Net Sales	% of Sales	% Change
Structural components	$123,234	15.5%	$56,344	15.8%	118.7%
Lumber & lumber sheet goods	238,463	29.9%	106,844	29.9%	123.2%
Millwork, doors & windows	229,099	28.7%	97,438	27.3%	135.1%
Other building products & services	206,751	25.9%	96,661	27.0%	113.9%
Total net sales	$797,547	100.0%	$357,287	100.0%	123.2%

	Six Months Ended June 30, 2016		Six Months Ended June 30, 2015
(in thousands)	Net Sales	% of Sales	Net Sales	% of Sales	% Change
Structural components	$233,615	15.3%	$101,776	15.7%	129.5%
Lumber & lumber sheet goods	447,765	29.4%	197,944	30.4%	126.2%
Millwork, doors & windows	446,998	29.3%	179,573	27.6%	148.9%
Other building products & services	396,587	26.0%	170,820	26.3%	132.2%
Total net sales	$1,524,965	100.0%	$650,113	100.0%	134.6%

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)

Adjusted net sales, Adjusted EBITDA, Adjusted net income and Adjusted net debt are intended as supplemental measures of the Company’s performance that are not required by, or presented in accordance with, GAAP. The Company believes that Adjusted net sales, Adjusted EBITDA, Adjusted net income and Adjusted net debt provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and operating results.

•	Adjusted net sales for the three months ended and six months ended June 30, 2015 is defined as BMC net sales plus pre-Merger SBS net sales.

•
Adjusted EBITDA for the three months and six months ended June 30, 2016 is defined as BMC net income plus interest expense, income tax expense, depreciation and amortization, impairment of assets, Merger and integration costs, inventory step-up charges and non-cash stock compensation expense. Adjusted EBITDA for the three months and six months ended June 30, 2015 is defined as BMC net income (loss) plus pre-Merger SBS income from continuing operations, interest expense, income tax expense (benefit), depreciation and amortization, Merger and integration costs, non-cash stock compensation expense, headquarters relocation expense, loss portfolio transfer, insurance deductible reserve adjustments and other items.

•
Adjusted EBITDA margin for the three months and six months ended June 30, 2016 is defined as Adjusted EBITDA divided by net sales and for the three months and six months ended June 30, 2015 is defined as Adjusted EBITDA divided by Adjusted net sales.

•
Adjusted net income for the three months ended June 30, 2016 is defined as BMC net income plus Merger and integration costs, non-cash stock compensation expense, and after tax effecting those items, and for the three months ended June 30, 2015 is defined as BMC net income plus pre-Merger SBS income from continuing operations, Merger and integration costs, non-cash stock compensation expense, headquarters relocation expense, insurance deductible reserve adjustment and other items, and after tax effecting those items.

•	Adjusted net debt is defined as long-term debt plus capital lease obligations, including current and long-term portions, and interest payable less cash and cash equivalents.
Company management uses Adjusted net sales, Adjusted EBITDA, Adjusted net income and Adjusted net debt for trend analyses, for purposes of determining management incentive compensation and for budgeting and planning purposes. Adjusted net sales and Adjusted EBITDA are used in monthly financial reports prepared for management and the board of directors. The Company believes that the use of Adjusted net sales, Adjusted EBITDA, Adjusted net income and Adjusted net debt provide additional tools for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other distribution and retail companies, which may present similar non-GAAP financial measures to investors. However, the Company’s calculation of Adjusted net sales, Adjusted EBITDA, Adjusted net income and Adjusted net debt are not necessarily comparable to similarly titled measures reported by other companies. Company management does not consider Adjusted net sales, Adjusted EBITDA, Adjusted net income and Adjusted net debt in isolation or as alternatives to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA and Adjusted net income is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. Some of these limitations are: (i) Adjusted EBITDA and Adjusted net income do not reflect changes in, or cash requirements for, working capital needs; (ii) Adjusted EBITDA does not reflect interest expense, or the requirements necessary to service interest or principal payments on debt; (iii) Adjusted EBITDA does not reflect income tax expenses or the cash requirements to pay taxes; (iv) Adjusted net income and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; (v) although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA and Adjusted net income do not reflect any cash requirements for such replacements and (vi) Adjusted net income and Adjusted EBITDA do not consider the potentially dilutive impact of issuing non-cash stock-based compensation. In order to compensate for these limitations, management presents Adjusted net sales, Adjusted EBITDA, Adjusted net income and Adjusted net debt in conjunction with GAAP results. Readers should review the reconciliations of net sales to Adjusted net sales, net income (loss) to Adjusted EBITDA and Adjusted net income, and Adjusted net debt below, and should not rely on any single financial measure to evaluate the Company’s business.

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (continued)
(unaudited)

The following is a reconciliation of net sales to Adjusted net sales and net income (loss) to Adjusted EBITDA and Adjusted net income.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2016	2015	2016	2015
Net sales	$797,547	$357,287	$1,524,965	$650,113
SBS net sales (a)	—	350,065	—	647,685
Adjusted net sales	$797,547	$707,352	$1,524,965	$1,297,798

Net income (loss)	$17,982	$2,125	$11,226	$(1,436)
SBS income from continuing operations (a)	—	2,531	—	4,382
Interest expense (c)	8,121	7,407	16,352	14,848
Income tax expense (benefit) (c)	8,891	3,676	4,951	(2,023)
Depreciation and amortization (c)	17,139	8,678	33,821	17,022
Impairment of assets	—	—	11,883	—
Merger and integration costs (c)	3,597	6,304	6,433	6,511
Inventory step-up charges (b)	—	—	2,884	—
Non-cash stock compensation expense (c)	1,804	1,529	3,693	3,047
Headquarters relocation (d)	—	1,075	—	2,452
Loss portfolio transfer (e)	—	—	—	2,826
Insurance deductible reserve adjustments (f)	—	(13)	—	365
Other items (c), (g)	—	1,806	—	2,709
Adjusted EBITDA	$57,534	$35,118	$91,243	$50,703
Adjusted EBITDA margin	7.2%	5.0%	6.0%	3.9%

Net income	$17,982	$2,125
SBS income from continuing operations (a)	—	2,531
Merger and integration costs (c)	3,597	6,304
Non-cash stock compensation expense (c)	1,804	1,529
Headquarters relocation (d)	—	1,075
Insurance deductible reserve adjustments (f)	—	(13)
Other items (c), (g)	—	1,806
Tax effect of adjustments to net income (h)	(1,813)	(3,186)
Adjusted net income	$21,570	$12,171

Diluted weighted average shares used to calculate Adjusted net income per diluted share (i)	66,417	65,636
Adjusted net income per diluted share	$0.32	$0.19

(a)	Represents pre-Merger net sales and income from continuing operations for SBS for the three and six months ended June 30, 2015.
(b)	Represents $2.9 million of expense incurred during the six months ended June 30, 2016 in relation to the sell-through of SBS inventory which was stepped up in value in connection with the Merger.
(c)	Includes pre-Merger expense (benefit) for SBS for the three and six months ended June 30, 2015.
(d)	Represents expenses to relocate Legacy BMC's headquarters to Atlanta, Georgia.
(e)
Represents premium and brokerage fees paid to a reinsurer for their assumption of the insurance deductible reserves relating to workers’ compensation claims incurred for claim years from 2006 through 2011.

(f)	Represents adjustments to deductible reserves for workers compensation, general liability, automobile and construction claims incurred prior to Legacy BMC's restructuring.
(g)	Primarily represents severance expense, acquisition costs and expenses related to closed locations.
(h)
The tax effect of adjustments to net income was based on the respective transactions’ income tax rate, which was 38.1% and 38.3% for the three months ended June 30, 2016 and June 30, 2015, respectively. The tax effect of adjustments to net income for the three months ended June 30, 2016 and June 30, 2015 exclude approximately $0.6 million and $2.4 million, respectively, of non-deductible Merger and integration costs.

(i)	Diluted weighted average shares used to calculate Adjusted net income per diluted share for the three months ended June 30, 2015 were calculated assuming the Merger closed January 1, 2015.

Net sales and Adjusted net sales by product category (unaudited):

	Three Months Ended June 30, 2016		Three Months Ended June 30, 2015
(in thousands)	Net Sales	% of Sales	Adjusted Net Sales	% of Sales	% Change
Structural components	$123,234	15.5%	$106,859	15.1%	15.3%
Lumber & lumber sheet goods	238,463	29.9%	224,703	31.8%	6.1%
Millwork, doors & windows	229,099	28.7%	195,796	27.7%	17.0%
Other building products & services	206,751	25.9%	179,994	25.4%	14.9%
Total net sales and Adjusted net sales	$797,547	100.0%	$707,352	100.0%	12.8%

	Six Months Ended June 30, 2016		Six Months Ended June 30, 2015
(in thousands)	Net Sales	% of Sales	Adjusted Net Sales	% of Sales	% Change
Structural components	$233,615	15.3%	$192,869	14.9%	21.1%
Lumber & lumber sheet goods	447,765	29.4%	417,000	32.1%	7.4%
Millwork, doors & windows	446,998	29.3%	364,096	28.1%	22.8%
Other building products & services	396,587	26.0%	323,833	24.9%	22.5%
Total net sales and Adjusted net sales	$1,524,965	100.0%	$1,297,798	100.0%	17.5%

The following is a reconciliation of long-term debt to Adjusted net debt (unaudited):

	June 30, 2016	December 31, 2015
Long-term debt	$376,631	$400,216
Interest payable	6,915	6,882
Current portion of long-term debt and capital lease obligations	9,076	10,129
Long-term portion of capital lease obligations	15,374	16,495
Less: Cash and cash equivalents	(6,004)	(1,089)
Adjusted net debt	$401,992	$432,633